UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 14, 2009, Citizens & Northern Corporation (the “Corporation”) issued a press release announcing that the 5% discount on shares of its common stock purchased directly from the Corporation under its Dividend Reinvestment and Stock Purchase and Sale Plan (the “Plan”) has been suspended, effective at the close of business on October 16, 2009 for purchases with optional cash payments and effective October 20, 2009 for purchases with reinvested dividends.  Participants in the Plan who elected to reinvest dividends will receive the 5% discount on shares purchased directly from the Corporation with the previously declared dividend payable on October 20, 2009.  The suspension will remain in effect until further notice.  A copy of the press release is attached as Exhibit 99.1.  A copy of the form of letter the Corporation will be mailing to Plan participants notifying them of the suspension of the discount is attached as Exhibit 99.2

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Item 99.1	Press Release issued October 14, 2009.
Item 99.2	Form of Letter to Plan Participants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: October 14, 2009	By:	/s/ Craig G. Litchfield
Craig G. Litchfield, President & CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued October 14, 2009

99.2	Form of Letter to Plan Participants